Exhibit 5.1

January 9, 2018

ARC Group Worldwide, Inc.

820 Flightline Boulevard

Deland, FL  32724

RE:                           Registration Statement on Form S-1 (File No. 333-221967)

Ladies and Gentleman:

We have acted as special counsel to ARC Group Worldwide, Inc., a Utah corporation (the “Company”) in connection with the Company’s registration statement on Form S-1 (File No. 333-221967) (the “Registration Statement”) initially filed on December 8, 2017 by the Company with the Securities and Exchange Commissions (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the issuance by the Company of (i) non-transferable subscription rights (the “Rights”) entitling the holders thereof to purchase shares of the Company’s common stock, par value $.0005 per share (the “Common Stock”) to be distributed by the Company without consideration in connection with the Company’s Rights offering to holders of record of Common Stock as of the record date, and as more fully described in the Registration Statement, and (ii) up to 5,000,000 shares of Common Stock issuable upon exercise of the Rights (the “Rights Shares”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K.

In connection with this opinion, we have examined or are familiar with the charter documents of the Company, the Registration Statement, and such other certificates, instruments, and document as we have considered necessary or appropriate for the purposes of this opinion. In our examination we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conforming to originals of all documents submitted to us as certified copies or photocopies, and the authenticity of originals of such latter documents. We have also considered such matters of law and fact as we, in our professional judgment, have deemed appropriate to render the opinion contained herein. As to certain factual matters, and without investigation or analysis of any underlying data contained therein, we have also relied on oral or written statements of officers and other representatives of the Company, whom we believe to be responsible, in rendering the opinion set forth below.

Based upon and subject to the foregoing and the further assumptions, limitations and qualifications hereinafter expressed, it is our opinion that (i) the Rights have been duly authorized by the Company and, when issued, will be the valid and binding obligations of the Company, enforceable against the Company;

and (ii) the Rights Shares have been duly authorized, and, when issued and delivered in the manner described in the Registration Statement against payment therefor, and upon the book entry of the Rights Shares by the transfer agent for the Common Stock, will be validly issued, fully paid, and nonassessable in accordance with their terms.

The opinion set forth herein is limited to matters governed by the laws of the State of Utah, and no opinion is expressed herein as to the laws of any other jurisdiction. We express no opinion concerning any matter respecting or affected by any laws other than laws that a lawyer in Utah exercising customary professional diligence would reasonably recognize as being directly applicable to the Company, the issuance of Rights Shares upon exercise of Rights, or both. The opinion expressed herein does not extend to compliance with federal and state securities laws relating to the sale of the Rights Shares.

Our opinion is as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that might come to our attention after the date hereof that may affect our opinion expressed herein.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement and to the reference to us under heading “Legal Matters” in the prospectus included with the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Commission thereunder.

Very truly yours,

/s/ Jones Waldo Holbrook & McDonough, PC

Jones Waldo Holbrook & McDonough PC